UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2014
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective October 23, 2014, upon the recommendation of the Compensation Committee of the Board of Directors of Alimera Sciences, Inc. (“Alimera” or the “Company”) following its review of an executive compensation study performed by the committee’s compensation consultants, Alimera entered into amended and restated employment agreements (each, an “Employment Agreement”) with each of the Company’s named executive officers:

•	C. Daniel Myers, Alimera’s President and Chief Executive Officer;

•	Richard S. Eiswirth, Jr., Alimera’s Chief Financial Officer and Chief Operating Officer; and

•	Kenneth Green, Ph.D., Alimera’s Senior Vice President and Chief Scientific Officer.

Each officer will continue to receive his base salary and be eligible to receive the same annual bonus in effect as of the effective date of the applicable Employment Agreement, which may be reviewed and increased at the discretion of Alimera’s Board of Directors or the Compensation Committee of Alimera’s Board of Directors. Pursuant to the Employment Agreements, the officers will continue to be entitled to receive all other benefits generally available to executive officers of Alimera. Each of the Employment Agreements provides that the applicable officer’s employment with Alimera is “at will”.

In addition, each of the Employment Agreements provides that if the Company terminates the applicable officer’s employment without cause (as defined therein) or if he resigns for good reason (as defined therein), either more than three months prior to a change in control (as defined therein) or more than 18 months after a change in control, subject to the conditions set forth therein, the officer will be entitled to (i) 100% of his total annual base salary at the rate in effect at the time of termination paid in 12 monthly installments, (ii) a cash payment equal to his earned and pro-rated annual bonus and (iii) payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA for one year following the date of termination or, if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer. In the event the Company terminates the applicable officer’s employment without cause or if he resigns for good reason, either within three months prior to a change in control or within 18 months after a change in control, the Employment Agreements provide that, subject to the conditions set forth therein, the officer will be entitled to (i) 125% of the sum of (a) his total annual base salary at the rate in effect at the time of termination plus (b) his target bonus in effect at the time of termination paid in 15 monthly installments in the case of Dr. Green, 137.5% of the sum of (a) his total annual base salary at the rate in effect at the time of termination plus (b) his target bonus in effect at the time of termination paid in 17 monthly installments in the case of Mr. Eiswirth, or 150% of the sum of (x) his total annual base salary at the rate in effect at the time of termination plus (y) his target bonus in effect at the time of termination paid in 18 monthly installments in the case of Mr. Myers, (ii) a cash payment equal to his earned and pro-rated annual bonus and (iii) payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA for (a) 15 months after the date of termination in the case of Dr. Green, 17 months after the date of termination in the case of Mr. Eiswirth, and 18 months after the date of termination in the case of Mr. Myers, or (b) if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

In the event that an officer’s employment is terminated on account of his disability, pursuant to the Employment Agreements, the officer will be entitled to (i) payment of his base salary through the end of the month in which the termination occurred, (ii) a cash payment equal to his earned and pro-rated annual bonus, (iii) payment of any benefits the officer is entitled to under the terms of any applicable disability plans or other employee benefit plan and (iv) payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA for 18 months after the date of termination or, if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer. In the event that an officer’s employment is terminated on account of his death, pursuant to the Employment Agreements, Alimera shall pay (i) his base salary through the end of the month in which the termination occurred, (ii) a cash payment equal to his earned and pro-rated annual bonus, (iii) any benefits the officer is entitled to under the terms of any applicable disability plans or other employee benefit plan and (iv) the premiums for medical insurance coverage for the officer’s dependents under COBRA for 12 months after the date of termination or, if earlier, until the officer’s dependents are eligible to be covered under another substantially equivalent medical insurance plan.

The Employment Agreements also provide for acceleration of any unvested equity held by Alimera’s executive officers in the event of a change of control. Under these provisions, in the event of change of control, each officer will receive 12 months of additional vesting for any equity securities that are outstanding and unvested as of the date of such transaction. In addition, unvested equity securities will vest in full if the officer is terminated without cause, or the officer resigns for good reason, in each case within 12 months of a change of control, or in the event that certain conditions are not satisfied with respect to a merger or consolidation of the Company.

This summary of the Employment Agreements are qualified in their entirety by reference to the text of the Employment Agreements, which are included as Exhibits 10.53 through 10.55 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.53	Amended and Restated Employment Agreement effective as of October 23, 2014 by and between Alimera Sciences, Inc. and C. Daniel Myers.
10.54	Amended and Restated Employment Agreement effective as of October 23, 2014 by and between Alimera Sciences, Inc. and Richard S. Eiswirth, Jr.
10.55	Amended and Restated Employment Agreement effective as of October 23, 2014 by and between Alimera Sciences, Inc. and Kenneth Green, Ph.D.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: October 23, 2014	By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	Chief Operating Officer and Chief Financial Officer